Exhibit 99.2

com msci.com First Quarter 2014 Earnings Presentation April 30, 2014 MSCI We power investors globally with objective insight

©2014 MSCI Inc. All rights reserved. msci.com 2 msci.com Forward‐Looking Statements and Other Information �� Forward‐Looking Statements – Safe Harbor Statements �� This presentation may contain forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward‐looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements. For a discussion of risk and uncertainties that could materially affect actual results, levels of activity, performance or achievements, please see the Company’s Annual Report on Form 10‐K for the fiscal year ended December 31, 2013 and its other reports filed with the SEC. Certain risks and uncertainties are also associated with a failure to consummate or a delay in the consummation of the proposed sale of Institutional Shareholder Services Inc. (“ISS”) transaction. Any forward‐looking statements included in this presentation reflect the Company’s view as of the date of the presentation. The Company assumes no obligation to publicly update or revise these forward‐looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law. �� Other Information �� Percentage changes and totals in this presentation may not sum due to rounding. �� Percentage changes are referenced to the comparable period in 2013, unless otherwise noted. �� Total sales include recurring subscription sales and non‐recurring sales. �� Definitions of Run Rate and Retention Rate provided on page 15. �� Due to the announced sale of ISS, results of the former Governance business are now reflected as discontinued operations in the financial statements of MSCI in the current quarter and for prior periods. The operating metrics for prior periods have also been updated to exclude the Governance business. �� We have historically reported the financial results and operating metrics for Energy and Commodity products on a standalone basis. Beginning with Q1’14, these results and metrics will be included in the risk management and analytics products. Prior periods have been updated accordingly.

Summary of First Quarter 2014 Financial Results

- Summary Financial Results from Continuing Operations
  - Operating revenues increased 9% to $240 million
  - Income from continuing operations fell 11% to $47 million as a result of higher income taxes
  - Adjusted EBITDA[1] fell 2% to $97 million, and Adjusted EPS[2] fell $0.04 to $0.46
  - Diluted EPS fell $0.03 to $0.40
- Strong Operating Results
  - Run Rate grew 10% to $955 million – subscription Run Rate grew 8%
  - Retention rates rose to 93%
- Investment Plan Well Underway
  - Compensation expenses rose 14% to $102 million
  - Non-compensation expenses rose 31% to $41 million – but down 4% from Q4'13
- Continued Focus on Capital Management
  - Repurchased 1.7 million shares in Q1'14

[1] Net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization. Please see page 21 for reconciliation.

[2] Adjusted EPS is calculated as diluted EPS before income from discontinued operations, net of income taxes, and the after-tax impact of the provision for amortization of intangible assets and debt repayment and refinancing costs. Please see page 20 for reconciliation.

MSCI

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©2014 MSCI Inc. All rights reserved. msci.com $219.5 $239.7 $15.3 $4.4 $0.5 $200 $210 $220 $230 $240 $250 Q1'13 revenue Subscription revenue Asset‐based fees Non‐recurring revenue Q1'14 revenue 4 Breakdown of Q1’13 vs Q1’14 Revenue Growth (Dollars in millions) Year‐over‐Year Change in Revenues by Type Year‐over‐Year Change in Revenues by Product $219.5 $239.7 $16.8 $5.2 ($1.8) $200 $210 $220 $230 $240 $250 Q1'13 revenue Index & ESG Risk Management Analytics Portfolio Management Analytics Q1'14 revenue

©2014 MSCI Inc. All rights reserved. msci.com 5 Summary of First Quarter 2014 Operating Metrics MSCI Total Run Rate Total Sales and Retention �� Run Rate grew YoY by 10% to $955 million �� Subscription Run Rate grew by 8% �� Asset‐based fee Run Rate growth of 21% �� $5 million currency impact YoY but minimal sequential benefit �� Total sales of $35 million, up 14% �� Sales growth in Index and ESG and RMA offset decline in PMA �� Recurring subscription sales up 18% from Q1’13 �� Aggregate retention rate improved to 93% in Q1’14 �� Big gains in PMA retention drove the increase (Dollars in millions) $738 $793 $134 $162 $500 $600 $700 $800 $900 $1,000 Q1'13 Q1'14 Subscription ABF Subscription RR Growth: + 8% ABF RR Growth: + 21% $872 $955 Q1'13 Q1'14 Diff. Recurring Subscription Sales 26 $ 30 $ 18% Non‐Recurring Sales 5 5 ‐6% Total Sales 31 $ 35 $ 14% Aggregate Retention 92% 93% 1%

©2014 MSCI Inc. All rights reserved. msci.com $344 $382 $134 $162 $‐ $100 $200 $300 $400 $500 $600 Q1'13 Q1'14 Run Rate $544 $478 6 Index and ESG Run Rate and Revenues First Quarter Highlights: �� Revenues grew 14% to $138 million �� Subscription revenues grew by 15% �� $5 million growth from IPD mostly timing‐related �� Run Rate grew by 14% YoY to $544 million �� Subscription Run Rate grew by 11% �� Asset‐based fee Run Rate rose 21% �� ESG growth remained strong �� Growth consistent across regions �� Total sales growth of 14% �� Driven by index benchmark products, aided by continued strength of ESG products �� Aggregate Retention Rate strong at 95% in Q1’14 Index and ESG Sales and Retention (Dollars in millions) Index and ESG Products Q1'13 Q1'14 Diff. Total Sales $17 $19 14% Aggregate Retention 95% 95% 0% $85 $97 $36 $41 $‐ $20 $40 $60 $80 $100 $120 $140 $160 Q1'13 Q1'14 Revenue $138 $121

©2014 MSCI Inc. All rights reserved. msci.com 7 Asset‐Based Fees ABF Revenues versus ETF AUM MSCI‐Linked ETF AUM by Market Exposure First Quarter Highlights: �� Revenues grew 12% to $41 million �� Strong inflows into ETFs and increases in non‐ETF passive funds more than offset the loss of Vanguard �� Asset‐based fee Run Rate rose 21% to $162 million, and rose 2% from Q4’13 �� 3.6 average basis point fee at quarter‐end �� Total ETF AUM fell by 5% to $341 billion at the end of Q1’14 �� Excluding Vanguard, ETF AUM grew $55 billion versus Q1’13 – including inflows of $38 billion �� $7 billion of inflows accounted for 40% of total global ETF inflows in Q1’14 AUM of $341 billion as of March 31, 2014 Source: Bloomberg $37 $41 $15 $20 $25 $30 $35 $40 $45 ABF Revenues Q1'13 Q1'14 $357 $341 $100 $150 $200 $250 $300 $350 $400 ETF AUM BN M M BN (in millions) (in billions)

msci.com $288 $70 $307 $76 $‐ $50 $100 $150 $200 $250 $300 $350 Run Rate Revenues Q1'13 Q1'14 8 Risk Management Analytics First Quarter Highlights: �� RMA results now include Energy & Commodity Analytics products revenues and Run Rate �� Revenues grew by 7% to $76 million �� Additional month of revenues from the Q1’13 InvestorForce acquisition contributed $0.9 million to growth �� Run Rate grew by 7% YoY to $307 million �� Growth strongest at asset owners and asset managers �� Total sales of $14 million in Q1’14 �� Strong sales growth in the Americas offset weakness in EMEA �� Aggregate Retention Rate decreased to 91% for Q1’14 (Dollars in millions) Q1'13 Q1'14 Diff. Total Sales $11 $14 22% Aggregate Retention 93% 91% ‐2%

©2014 MSCI Inc. All rights reserved. msci.com 9 Portfolio Management Analytics Portfolio Management Analytics Run Rate and Revenues First Quarter Highlights: �� Revenues declined 6% to $26 million �� Run Rate declined by 2% YoY to $104 million �� Run Rate remained stable versus Q4’13 as sales exceeded cancels in Q1’14 �� Total sales of $3 million, down 12% from prior year �� New sales exceeded cancellations �� New products driving majority of sales �� Aggregate Retention Rate improved to 91% in Q1’14 from 82% �� Decline in cancels reflects product improvements and focus on client service Portfolio Management Analytics Sales and Retention (Dollars in millions) $106 $28 $104 $26 $‐ $20 $40 $60 $80 $100 $120 $140 Run Rate Revenues Q1'13 Q1'14 Q1'13 Q1'14 Diff. Total Sales $3 $3 ‐12% Aggregate Retention 82% 91% 9% Core Retention 83% 93% 10%

©2014 MSCI Inc. All rights reserved. msci.com 10 Compensation Expense (Dollars in millions) �� Higher compensation expense driven by higher headcount �� Headcount (ex‐ISS) rose 17% versus Q1’13 �� Up 2% versus Q4’13 �� First quarter expense also reflects higher retirement expense �� Continued growth in number of employees in emerging markets �� EMC % rose to 47% from 40% in Q1’13 �� Benefits of EMC additions partially offset by more senior hires Quarterly Compensation Expense and Headcount 90 88 90 94 102 2,233 2,346 2,480 2,580 2,623 2,000 2,200 2,400 2,600 2,800 3,000 $65 $75 $85 $95 $105 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Employees Total Compensation Expense (in millions) Compensation Expense Headcount

©2014 MSCI Inc. All rights reserved. msci.com 11 Non‐Compensation1 Expense (Dollars in millions) (1) Non‐compensation excludes amortization and depreciation. Please see page 22 for reconciliation to operating expenses. �� Non‐Compensation expense rose to accommodate future growth �� Increase in IT expenses linked to investment program �� IT costs increased to support additional functionality and storage capacity �� Higher occupancy costs driven by additional headcount �� Professional service fees, market data and marketing expenses also contributed to the increase Quarterly Non‐Compensation Expense $50 $40 $30 $20 $10 $0 $31 $35 $38 $42 $41 Q1’13 Q2’13 Q3’13 Q4’13 Q1’14 Non-Compensation Expense

©2014 MSCI Inc. All rights reserved. msci.com 12 �� Income from continuing operations declined 11% �� Diluted EPS from continuing operations fell 7% to $0.40 �� Adjusted EBITDA1 was $97 million, down 2% �� Adjusted EPS2 fell 8% to $0.46 �� Q1’14 tax rate from continuing operations of 36% �� 3% decrease in diluted weighted average shares outstanding Summary of Profitability Metrics from Continuing Operations (1) Net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization. Please see page 21 for reconciliation. (2) Adjusted EPS is calculated as diluted EPS before income from discontinued operations, net of income taxes, and the after‐tax impact of the provision for amortization of intangible assets and debt repayment and refinancing costs. Please see page 20 for reconciliation. $ per share ‐7% ‐8% Diluted EPS from Continuing Ops and Adjusted EPS2 Income from Continuing Operations and Adj. EBITDA1 ‐2% $ in millions ‐11%  $ in millions -11% -2% $120 $100 $80 $60 $40 $20 $53 $99 $47 $97 Net Income Adj. EBITDA $ per share $0.55 $0.45 $0.35 $0.25 $0.15 $0.43 $0.50 $0.40 $0.46 Diluted EPS Adjusted EPS Q1’13 Q1’14 -7% -8%

©2014 MSCI Inc. All rights reserved. msci.com (Dollars in millions) March 31, 2014 December 31, 2013 Total cash and cash equivalents $260 $358 Current maturities of long‐term debt $20 $20 Long‐term debt, net of current maturities 783 788 Total $803 $808 Q1'14 Net Cash from Operations $25 Select Non‐Operating Cash Out‐Flows Capital expenditures $10 Debt repayment $5 February 2014 ASR $100 Other Items Q1'14 Shares repurchased under ASR program 1.7 million As of 13 Select Balance Sheet, Cash Flow and Other Items

©2014 MSCI Inc. All rights reserved. msci.com Key Guidance Unchanged 14 �� 2014 Adjusted EBITDA1 includes expenses in the range of $569‐$582 million �� Cash Flow from Operations projected to be $275‐$325 million in 2014 �� 2014 Capital expenditures projected to be $45‐$55 million �� Full Year 2014 tax rate expected to be in the range of 36%, which excludes the impact of the research & development tax credit that has not been renewed (1) Net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization. Please see page 21 for reconciliation.

Use of Non-GAAP Financial Measures and Operating Metrics

- MSCI has presented supplemental non-GAAP financial measures as part of this presentation. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.
- Adjusted EBITDA is defined as net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization.
- Adjusted Net Income and Adjusted EPS are defined as net income and EPS, respectively, before income from discontinued operations, net of income taxes, and the after-tax impact of the provision for amortization of intangible assets and debt repayment and refinancing costs.
- We believe that adjusting for debt repayment and refinancing expenses is useful to management and investors because it allows for an evaluation of MSCI's underlying operating performance. Additionally, we believe that adjusting for debt repayment and refinancing expenses and depreciation and amortization may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant of a portion of their operating expenses represented by these items. Finally, we believe that adjusting for discontinued operations, net of income tax provides investors with a meaningful trend of results for our continuing operations. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.
- Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.
- The Run Rate at a particular point in time represents the forward-looking revenues for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts or agreements assuming all contracts or agreements that come up for renewal are renewed and assuming then-current currency exchange rates. For any license where fees are linked to an investment product's assets or trading volume, the Run Rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The Run Rate does not include fees associated with "one-time" and other non-recurring transactions. In addition, we remove from the Run Rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date.
- The Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the applicable period and have determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Aggregate Retention Rate for the applicable period. The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction. For the calculation of the Core Retention Rate, the same methodology is used except the amount of cancellations in the applicable period are reduced by the amount of product swaps.

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Income from Continuing Operations: Q1'13 – Q1'14

In thousands, except per share data	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Year Ended December 31, 2013
Operating revenues	$ 239,688	$ 219,469	$ 228,423	$ 228,608	$ 236,864	$ 913,364
Operating expenses						
Cost of services	75,427	65,300	69,696	68,151	72,254	275,401
Selling, general and administrative	67,658	55,515	52,842	59,917	64,175	232,449
Amortization of intangible assets	11,270	11,166	11,222	11,193	11,218	44,799
Depreciation and amortization of property,						-
equipment and leasehold improvements	5,828	4,597	4,774	5,443	5,569	20,383
Total operating expenses	$ 160,183	$ 136,578	$ 138,534	$ 144,704	$ 153,216	$ 573,032
Operating income	$ 79,505	$ 82,891	$ 89,889	$ 83,904	$ 83,648	$ 340,332
Operating margin	*33.2%*	*37.8%*	*39.4%*	*36.7%*	*35.3%*	*37.3%*
Interest income	(156)	(237)	(186)	(227)	(239)	(889)
Interest expense	5,059	7,016	6,499	5,828	6,914	26,257
Other expense (income)	1,071	1,922	(328)	563	(20)	2,137
Other expenses (income), net	$ 5,974	$ 8,701	$ 5,985	$ 6,164	$ 6,655	$ 27,505
Income from continuing operations before provision for income taxes	73,531	74,190	83,904	77,740	76,993	312,827
Provision for income taxes	26,385	21,232	27,763	27,804	36,120	112,919
Income from continuing operations	47,146	52,958	56,141	49,936	40,873	199,908

MSCI

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©2014 MSCI Inc. All rights reserved. msci.com 17 Operating Revenues by Product Category: Q1’13 – Q1’14 Three Mths Ended Year Ended March 31, March 31, June 30, September 30, December 31, December 31, In thousands 2014 2013 2013 2013 2013 2013 Index and ESG products Subscriptions 97,343 $ 84,888 $ 95,200 $ 92,815 $ 93,771 $ 366,674 $ Asset-based fees 40,900 36,515 36,970 36,801 39,200 149,486 Index and ESG products total 138,243 121,403 132,170 129,616 132,971 516,160 Risk management analytics 75,580 70,420 70,164 72,779 78,380 291,743 Portfolio management analytics 25,865 27,646 26,089 26,213 25,513 105,461 Total operating revenues 239,688 $ 219,469 $ 228,423 $ 228,608 $ 236,864 $ 913,364 $ Recurring subscriptions 194,972 $ 179,663 $ 186,333 $ 189,175 $ 193,430 $ 748,601 $ Asset-based fees 40,900 36,515 36,970 36,801 39,200 149,486 Non-recurring revenue 3,816 3,291 5,120 2,632 4,234 15,277 Total operating revenues 239,688 $ 219,469 $ 228,423 $ 228,608 $ 236,864 $ 913,364 $ Three Months Ended

Operating Expenses Detail: Q1'13 – Q1'14

In thousands	Three Mths Ended March 31, 2014	Three Months Ended March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Year Ended December 31, 2013
Cost of services						
Compensation	$ 56,282	$ 49,404	$ 51,669	$ 49,300	$ 52,146	$ 202,519
Non-compensation	19,145	15,896	18,027	18,851	20,108	72,882
Total cost of services	$ 75,427	$ 65,300	$ 69,696	$ 68,151	$ 72,254	$ 275,401
Selling, general and administrative						
Compensation	$ 46,133	$ 40,350	$ 35,951	$ 40,534	$ 41,824	$ 158,659
Non-compensation	21,525	15,165	16,891	19,383	22,351	73,790
Total selling, general and administrative	$ 67,658	$ 55,515	$ 52,842	$ 59,917	$ 64,175	$ 232,449
Amortization of intangible assets	11,270	11,166	11,222	11,193	11,218	44,799
Depreciation and amortization of property, equipment and leasehold improvements	5,828	4,597	4,774	5,443	5,569	20,383
Total operating expenses	**$ 160,183**	**$ 136,578**	**$ 138,534**	**$ 144,704**	**$ 153,216**	**$ 573,032**
Compensation	$ 102,415	$ 89,754	$ 87,620	$ 89,834	$ 93,970	$ 361,178
Non-compensation expenses	40,670	31,061	34,918	38,234	42,459	146,672
Amortization of intangible assets	11,270	11,166	11,222	11,193	11,218	44,799
Depreciation and amortization of property,	-	-			-	-
equipment and leasehold improvements	5,828	4,597	4,774	5,443	5,569	20,383
Total operating expenses	**$ 160,183**	**$ 136,578**	**$ 138,534**	**$ 144,704**	**$ 153,216**	**$ 573,032**

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©2014 MSCI Inc. All rights reserved. msci.com 19 Key Operating Metrics: Q1’13 – Q1’14 March 31, March 31, June 30, September 30, December 31, Dollars in thousands 2014 2013 2013 2013 2013 Run Rates Index and ESG products Subscription $ 382,383 $ 344,267 $ 350,833 $ 360,042 $ 371,511 Asset-based fees 161,882 134,186 131,716 146,979 158,305 Index and ESG products total 544,265 478,453 482,549 507,021 529,816 Risk management analytics 307,460 287,554 293,816 300,945 301,957 Portfolio management analytics 103,531 106,091 104,524 104,938 103,125 Total Run Rate 955,256 872,098 880,889 912,904 934,898 Subscription total $ 793,374 $ 737,912 $ 749,173 $ 765,925 $ 776,593 Asset-based fees total 161,882 134,186 131,716 146,979 158,305 Total Run Rate $ 955,256 $ 872,098 $ 880,889 $ 912,904 $ 934,898 New Recurring Subscription Sales $ 30,422 $ 25,676 $ 27,526 $ 26,697 $ 31,082 Subscription Cancellations (13,978) (13,995) (14,154) (13,345) (21,077) Net New Recurring Subscription Sales $ 16,444 $ 11,681 $ 13,372 $ 13,352 $ 10,005 Non-recurring sales $ 4,798 $ 5,117 $ 5,714 $ 2,970 $ 4,107 Employees 2,623 2,233 2,346 2,480 2,580 % Employees by location Developed Market Centers 53% 60% 57% 55% 54% Emerging Market Centers 47% 40% 43% 45% 46% Three Months Ended

©2014 MSCI Inc. All rights reserved. msci.com 20 Reconciliation to Adjusted Net Income and Adjusted EPS Three Months Ended March 31, March 31, December 31, In thousands, except per share data 2014 2013 2013 Net Income 80,399 $ 58,937 $ 47,257 $ Less: Income from discontinued operations, net of income taxes (33,253) $ (5,979) $ (6,384) $ Income from continuing operations 47,146 $ 52,958 $ 40,873 $ Plus: Amortization of intangible assets 11,270 11,166 11,218 Plus: Debt repayment and refinancing expenses - - 1,405 Less: Income tax effect (4,044) (3,196) (5,732) Adjusted net income 54,372 $ 60,928 $ 47,764 $ Diluted EPS 0.68 $ 0.48 $ 0.39 $ Less: Earnings per diluted common share from discontinued operations (0.28) (0.05) (0.05) Earnings per diluted common share from continuing operations 0.40 0.43 0.34 Plus: Amortization of intangible assets 0.09 0.09 0.09 Plus: Debt repayment and refinancing expenses - - 0.01 Less: Income tax effect (0.03) (0.02) (0.04) Adjusted EPS 0.46 $ 0.50 $ 0.40 $

©2014 MSCI Inc. All rights reserved. msci.com 21 Reconciliation of Net Income to Adjusted EBITDA In thousands March 31, 2014 March 31, 2013 December 31, 2013 Net Income 80,399 $ 58,937 $ 47,257 $ Less: Income from discontinued operations, net of income taxes (33,253) $ (5,979) $ (6,384) $ Income from continuing operations 47,146 $ 52,958 $ 40,873 $ Plus: Provision for income taxes 26,385 21,232 36,120 Plus: Other expense (income), net 5,974 8,701 6,655 Operating income 79,505 $ 82,891 $ 83,648 $ Plus: Depreciation and amortization of property, equipment and leasehold improvements 5,828 4,597 5,569 Plus: Amortization of intangible assets 11,270 11,166 11,218 Adjusted EBITDA 96,603 $ 98,654 $ 100,435 $ Three Months Ended

©2014 MSCI Inc. All rights reserved. msci.com 22 Reconciliation of Operating Expenses March 31, March 31, December 31, March 31, December 31, In thousands 2014 2013 2013 2013 2013 Cost of services Compensation 56,282 $ 49,404 $ 52,146 $ 13.9% 7.9% Non-compensation 19,145 15,896 20,108 20.4% (4.8%) Total cost of services 75,427 $ 65,300 $ 72,254 $ 15.5% 4.4% Selling, general and administrative Compensation 46,133 $ 40,350 $ 41,824 $ 14.3% 10.3% Non-compensation 21,525 15,165 22,351 41.9% (3.7%) Total selling, general and administrative 67,658 $ 55,515 $ 64,175 $ 21.9% 5.4% Amortization of intangible assets 11,270 11,166 11,218 0.9% 0.5% Depreciation and amortization of property, equipment and leasehold improvements 5,828 4,597 5,569 26.8% 4.7% Total operating expenses 160,183 $ 136,578 $ 153,216 $ 17.3% 4.5% Compensation 102,415 $ 89,754 $ 93,970 $ 14.1% 9.0% Non-compensation expenses 40,670 31,061 42,459 30.9% (4.2%) Amortization of intangible assets 11,270 11,166 11,218 0.9% 0.5% Depreciation and amortization of property, equipment and leasehold improvements 5,828 4,597 5,569 26.8% 4.7% Total operating expenses 160,183 $ 136,578 $ 153,216 $ 17.3% 4.5% Three Months Ended % Change from